                                                                   Exhibit 10.16


(CERTIFIED TRANSLATION)
PURCHASE-SALE AGREEMENT DATED JULY 29, 2002, ENTERED INTO BY AND BETWEEN:

     1. TFM, S.A. de C.V., represented herein by Messrs. Mario Mohar Ponce and Leon Noe Ortiz Roman, in their capacity as purchaser, hereinafter TFM.

     2. Ferrocarriles Nacionales de Mexico, represented herein by Jorge Alberto Forastieri Mufioz, in his capacity as the seller, hereinafter FNM;

     3. Nacional Financiers SNC, Institucion de Banca de Desarrollo (hereinafter Nafin), in its capacity as Trustee of trust number 5012-6, known as FERRONALESJUB (hereinafter the Trust), as seller, represented herein by General Trust Delegate Oswaldo Mendoza Popoca, hereinafter Trustee;

Within the appearance of Grupo Transportacion Ferroviaria Mexicana (hereinafter Grupo TFM); Grupo TMM S.A. de C.V. (formerly Grupo Servia S-A. de C.V), hereinafter Grupo TMM; TMM Multimodal S.A. de C.V. (hereinafter TMM Multimodal) and Caymex Transportation Inc. (hereinafter Caymex), in accordance with the following Background, Recitals and Clauses:


                                   BACKGROUND

     I. On June 9, 1997, FNM executed an agreement with Grupo TFM, TMM Multimodal, Caymex and Grupo TMM (hereinafter the Original Agreement) by which, and under the terms and conditions stated therein, FNM agreed to contribute to the variable part of the capital stock of Grupo TFM, amounting to $1,581,700,000.00 (ONE BILLION, FIVE HUNDRED EIGHTY-ONE MILLION, SEVEN-HUNDRED THOUSAND MEXICAN PESOS) plus interest accrued to the date on which the contribution was to be made.

    II. In compliance with its obligations of the Original Agreement dated June 23, 1997, FNM subscribed and paid to Grupo TFM a total of 2,478,470 (TWO MILLION, FOUR HUNDRED SEVENTY-EIGHT THOUSAND, FOUR HUNDRED SEVENTY) series L and Sub-series L-1 shares, representative of the variable part of the capital stock of Grupo TFM (the FNM Shares), FNM subscribed and paid for these shares under terms and conditions stated in the Original Agreement.

  III. In accordance with Clause III of the Original Agreement, FNM granted to Grupo TMM, TMM Multimodal and Caymex (hereinafter and jointly, the Original Shareholders', or individually, the Original Shareholder, depending on the context) or, as the case may be, to the corporation that each Original Shareholder names that must be a subsidiary of TMM, KCSI or Grupo TMM, the right to acquire the total or part if the Proportional Part of the FNM Shares to which each Original Shareholder is entitled, at a Purchase Price equal to that which is calculated in accordance with Point 3.03 of the Original Agreement.

          Hereinafter, and for the purpose hereof, said right to acquire the total or part of the FNM Shares will be referred to as the Purchase Option.

     IV. In the agreement dated April 5, 2001, entered into by and between FNM, in its capacity as trustor, and Nacional Financierea S.N.C., Insitucion de Banca de Desarrollo (hereinafter, Nafin), as trustee of trust number 50121-6, FERRONALESJUB (hereinafter the Trust), FNM transferred under gratuitous title to Nafin 801,536 (EIGHT HUNDRED ONE THOUSAND, FIVE HUNDRED THIRTY-SIX) Series L and Sub-series L-1 shares, representative of the variable part of the capital stock of Grupo TFM, in the understanding that said shares were transferred in accordance with the Purchase Option.

Hereinafter, the 801,536 (EIGHT HUNDRED ONE THOUSAND, FIVE HUNDRED THIRTY-SIX) Series L and Sub-series L-1 shares, representative of the variable part of the capital stock of Grupo TFM will be referred to as the Ferronalesjub shares. The transfer of the Ferronalesjub shares was agreed upon by the Original Shareholders under the terms of the agreement made between Grupo TMM, TMM Multimodal, Caymex, FNM and Nafin, on July 27, 2001.

     V. As a consequence of FNM's transfer of the Ferronalesjub shares to the Trust, as of the date hereof, FNM owns 1,676,934 (ONE MILLION SIX HUNDRED SEVENTY-SIX THOUSAND, NINE HUNDRED THIRTY-FOUR) Series L and Sub-series L-1 shares that are representative of the capital stock of Grupo TFM; hereinafter these shares will be referred to as the Ferronales Shares.

     VI. On October 10, 2001, the Original Shareholders, Grupo TFM, FNM and Nafin entered into an assignment of rights agreement (the Assignment Agreement), in accordance with which, and under the terms and conditions referred to therein, the original shareholders assigned the purchase option to TFM, and some of the terms defined in the original agreement were amended. Unless attributed another meaning herein, the terms defined in the Original Agreement, modified in accordance with the Assignment Agreement, will have the same meaning herein, as in the Original Agreement (as amended in accordance with the Assignment Agreement).

As the conditions to which the assignment of the purchase option was subject, in accordance with the Assignment Agreement, were not properly met or satisfied within the terms that the parties agreed upon for such purpose, the Purchase Option reverted to the Original Shareholders as of December 1, 2001.

     VII. On April 5, 2002, the Original Shareholders, Grupo TFM, FNM and Nafin executed a letter of understanding by which the parties to the Original Agreement agreed that regardless of the right of each of the Original Shareholders to acquire the proportional part of the FNM's shares to which they were entitled, either directly or through the company that each Original Shareholder may name that must be a subsidiary of Grupo TFM or of KCSI, as the case may be, each of the Original Shareholders may appoint TFM as acquire of the total of the proportional part of the FNM shares to which each of the Original Shareholders is entitled, for which purpose point 3.01 of the Original Agreement was amended.

VIII. On May 29, 2002, each of the Original Shareholders exercised the Purchase Option for the total of the proportional part of the FNM shares to which each was entitled, under the terms laid down in Clause Three of the Original Agreement, by sending written notification to FNM and to Nafin, TFM being appointed as acquirer for all purposes (hereinafter the Purchase Notification).

IX. Based on Article 178 of the General Business Corporations Law, Clause Twenty-two and Transitory Clauses Forty-two and Forty-three of Grupo TFM's current bylaws, and for the purpose of exercising the Purchase Option, the Shareholders of Grupo TFM, with the abstention of FNM an Nafin, adopted a unanimous resolution on July 19, 2002, outside the Shareholders' Meeting, to exchange all the Series L and Sub-series L-1 shares for the same number of Series L and Sub-series L-2 shares.

X. In compliance with the respective obligations under the Original Agreement and derived from the Purchase Notification, FNM, Nafin and TFM hereby enter into this Agreement to formalize the purchase-sale of the total of the Ferronales Shares and the Ferronalesjub Shares, in accordance with the terms and conditions established hereinafter.

XI. On July 11, 2002, Grupo TFM assigned to TFM its collection rights with FNM and Nafin with regard to the dividends that Grupo TFM paid to NFM and Nafin, amounting to US$5,635,529.52 (FIVE MILLION SIX HUNDRED THIRTY-FIVE THOUSAND, FIVE HUNDRED TWENTY NINE DOLLARS, 52/100) and US$2,693,653.89 (TWO MILLION SIX HUNDRED NINETY-THREE THOUSAND, SIX HUNDRED FIFTY-THREE DOLLARS, 89/100) legal tender of the United States of America, respectively, these having been declared null and void by the Eighteenth Civil Court of Mexico City, Federal District on March 25, 2002.


                                    RECITALS


I.        TFM, through its representatives, declares:

          a) That it is a business corporation legally incorporated and existing in accordance with Mexican Law, as evidenced in Public Document number 50,413 dated November 22, 1996, granted before Miguel Alesslo Robles, Notary Public No. 19 for the Federal District, the first notarial copy of which is duly registered with the Public Register of Property and Commerce of the First District in Monterrey, Nuevo Leon under number 39, volume 429, book 3, Second Auxiliary Register, Public Documents of Business Corporations, Commerce Section, January 10, 1997.

     b) That it has changed its name to TFM S.A. de C.V., as evidenced in Public Document number 33,385, dated May 6, 1997, granted before Miguel Limon Diaz, Notary Public number 97 for the Federal District, the first notarial copy of which is duly registered with the Public Register of Commerce of this city, on page number 222305, June 2, 1997.

     c) That the execution, performance and compliance with this agreement on the part of TFM is included within its corporate purpose, that it has been authorized by all corporate acts and that it does not contravene (i) its current bylaws, or (ii) any contractual law or provision to which it is subject.

     d) That in compliance with its obligations under the Purchase Notification and the Original Agreement, it hereby enters into this Agreement in order to formalize the purchase-sale of the total of the Ferronales shares and the Ferronalesjub shares, under the terms and conditions established hereinafter.

     e) That its representatives have sufficient legal power to bind it hereunder, as evidenced in public document 38,921, dated July 29, 2002, granted before Miguel Limon Diaz, Notary Public number 97 for the Federal District, said powers not having been revoked, amended, limited or restricted in any manner.


II.  FNM, through its representatives, declares:

     a) That in compliance with its obligations under the Purchase Notification and the Original Agreement, it hereby enters into this Agreement in order to formalize the sale of the total of the Ferronales shares that it owns, in other words, 1,676,934 (ONE MILLION SIX HUNDRED SEVENTY-SIX THOUSAND, NINE HUNDRED THIRTY-FOUR) Series L and Sub-series L-1 shares that are representative of the capital stock of Grupo TFM, under the terms and conditions established hereinafter.

     b) That its representative has sufficient powers to bind it hereunder, as evidenced in (i) Public Document number 9,610 dated June 12, 2002, granted before Efrain Martin Virues y Lazos, Notary Public number 214 for the Federal District, that confirms the formalization of the certification of the Secretary to the Board of Directors of Banco Nacional de Obras y Servicios Publicos SNC (Banobras) and the formalization of his appointment as Trust Delegate of Banco Nacional de Obras y Servicios Publicos (Banobras), as liquidator of FNM; (ii) in official document number 1-203 dated August 29, 2001, issued by the Ministry of Communications and Transport, that confirms the appointment of Banobras as liquidator FNM; and (iii) in the Decree that establishes the conditions for the liquidation of FNM, published in the Official Gazette of the Federation on June 28, 2001.


III. The Trustee, through its representative, declares:

     a) That in compliance with its obligations under the Purchase Notification and the Original Agreement, it hereby enters into this Agreement to formalize the sale of the total of the Ferronalesjub shares that it owns, in other words, 801,536 (EIGHT

     HUNDRED ONE THOUSAND, FIVE HUNDRED THIRTY-SIX) Series L and Sub-series L-2 shares, representative of the capital stock of Grupo TFM, under the terms and conditions established hereinafter.

          b) That its representative has sufficient powers to enter into this Agreement, as evidenced in public document number 103,032 of February 25, 1994, granted by Homero Diaz Rodriguez, Notary Public number 54 for the Federal District, the first notarial copy of which is registered in the Public Register of Commerce of this city under commercial page number 81341, April 14, 1994, said powers not having been revoked, amended, limited or restricted in any manner to date.

The parties hereto, being in agreement with the aforementioned background and recitals, hereby mutually agree to submit themselves to the following:


                                    CLAUSES

ONE.- Sale of Shares: (a) FNM hereby sells to TFM, who acquires for itself, all the Ferronales shares, in other words, 1,676,934 (ONE MILLION SIX HUNDRED SEVENTY-SIX THOUSAND, NINE HUNDRED THIRTY-FOUR) Series L and Sub-series L-2 that represent approximately 16.66% of the capital stock of Grupo TFM, said shares being free and clear of all liens and encumbrances and limitation of title.

The sale of the Ferronales Shares in accordance with this clause is finalized by (i) the full endorsement of the provisional share certificates in the name of TFM, carried out herein by the respective directors or duly authorized attorneys-in-fact of FNM; (ii) the physical delivery of the definitive or provisional share certificates made hereby to TFM; and (iii) the Secretary to the Board of Directors of Grupo TFM registering the transfer of the Ferronales Shares to TFM in the stock transfer book of TFM.

TFM hereby issues to FNM the broadest possible receipt allowed under the law for said provisional share certificates, for all legal purposes.

(b) Nafin, in representation of and to the order and account of the Trust, hereby sells to TFM and TFM, who acquire for themselves, all the Ferronalesjub Shares, in other words, 801,536 (EIGHT HUNDRED ONE THOUSAND , FIVE HUNDRED THIRTY-SIX) Series L and Sub-series L-2 shares, representative of the capital stock of Grupo TFM, said shares being free and clear of all liens and encumbrances and any limitation of title.

The sale of the Ferronalesjub Shares will be finalized by (i) the full endorsement of the shares certificates issued to TFM through its respective executives or duly authorized attorneys-in-fact, (ii) the physical delivery of the definitive or provisional share certificates to TFM and (iii) the Secretary to the Board of Directors of Grupo TFM registering the transfer of the Ferronales shares to TFM in the stock transfer book of TFM.

TWO.- Compensation between FNM and TFM In accordance with Article 2185 of the Federal Civil Code and other articles applicable hereto, compensation of dividends is liable in this case a Grupo TFM entered into an Assignment Agreement with TFM, as stated in background XI hereof.

Therefore, and in accordance with the law, compensation is liable under the terms of Clause Three hereof. Likewise, Grupo TFM hereby grants the broadest possible settlement to FNM and Nafin with regard to refunding the amount for incorrect payments of the aforementioned dividends.

THREE.- Price and payment of the Ferronales Shares. TFM shall pay to FNM a price of US$173,138,963.47 (ONE HUNDRED SEVENTY-THREE MILLION, ONE HUNDRED THIRTY-EIGHT THOUSAND, NINE HUNDRED SIXTY-THREE DOLLARS, 47/100) legal tender of the United States of America (USD and/or dollars) for the total of the Ferronales Shares.

TFM hereby pays to FNM the total price of the Ferronales shares, as follows:

     (i) Compensation of the dividend in accordance with the previous clause for the sum of US$5,635,529.52 (FIVE MILLION, SIX HUNDRED THIRTY FIVE THOUSAND, FIVE HUNDRED TWENTY-NINE DOLLARS, 52/100) that FNM received from Grupo TFM, in dollars, on December 24, 2001, said payment being declared null and void in accordance with the definitive judgment handed down on March 25, by the eighteenth Civil Court of the Federal District; and

     (ii) The remaining amount of US$167,503,433.95 (ONE HUNDRED SIXTY-SEVEN MILLION, FIVE HUNDRED THREE THOUSAND, FOUR HUNDRED THIRTY-THREE DOLLARS, 95/100) being deposited in bank account number 112705, ABA 071000013, Bank One Chicago, named by FNM.

     By entering into this Agreement, FNM accepts the manner of payment and hereby grants to TFM the broadest possible receipt allowed under the law with regard to said payment and amounts, for all legal purposes, except as provided for in the following paragraph:

Notwithstanding that established in this Clause, TFM hereby undertakes to pay to FNM the sum of US$158,591.84 (ONE HUNDRED FIFTY-EIGHT THOUSAND, FIVE HUNDRED NINETY-ONE DOLLARS, 84/100), or its equivalent in Mexican pesos, legal currency of the United Mexican States (Pesos) at an exchange of $9.7158, in other words, MX$1,540,846.60 (ONE MILLION, FIVE HUNDRED FORTY THOUSAND, EIGHT HUNDRED FORTY-SIX PESOS, 60/100), equivalent to the difference between (i) the calculation of the price per share of the Ferronales Shares on the date on which TFM effectively pays Nafin the price per share of the Ferronalesjub Shares, as per the table attached hereto as Exhibit A; and (ii) the sum of US$173,138,963.47 (ONE HUNDRED SEVENTY-THREE MILLION, ONE HUNDRED THIRTY-EIGHT THOUSAND, NINE HUNDRED SIXTY-THREE DOLLARS, 47/100), that TFM pays to FNM on this date of check number 0277629, issued by BBVA Bancomer S.A. Institution de Banca Multiple, Grupo Financiero BBVA Bancomer.

FOUR.- Price and payment of Ferronalesjub Shares. The price that TFM pays on this date to Nafin for the total of the Ferronalesjub shares is US$82,832,257.73 (EIGHTY-TWO MILLION EIGHT HUNDRED AND THIRTY-TWO THOUSAND TWO HUNDRED AND FIFTY-SEVEN DOLLARS 73/100), in accordance with the document attached hereto as Exhibit A. Said sum has been deposited in bank account number 287-571-492-0, in the Banco de Mexico.

By entering into this Agreement, Nafin accepts the manner of payment and hereby grants TFM the broadest possible receipt allowed under the law with regard to said payment, for all legal purposes.

FIVE.- Indemnity against dispossession. FNM and Nafin hereby agree and expressly and irrevocably undertake to TFM that they shall to answer for indemnity against dispossession of the Ferronales Shares and the Ferronalesjub Shares, respectively, under the terms of Article 2119 and other relative and applicable terms of the Federal Civil Code.

SIX.- Taxes. The parties hereby agree that any taxes, rights and any other contribution incurred on account of the execution, performance and compliance with this agreement shall be paid by the party that is liable to pay them, or that in any other manner incurs them, in accordance with applicable tax law.

SEVEN.- Amendments. No amendment or dispensation to the terms and conditions hereof, nor any agreement made for any of the parties to fail to comply with said terms and conditions shall be valid unless it is confirmed in writing and signed by all parties and, even in this case, said amendment, dispensation or agreement shall only be valid for the specific purpose for which it has been granted.

EIGHT.- Notifications, etc. All notifications and any other communications hereunder shall be made in writing and sent to the address that each party states herein, or to any other address that any of the parties indicates to any other party hereto, in accordance with this clause. All notifications and/or communications shall be effective when they are sent in accordance with this clause.

NINE.- Applicable law jurisdiction. This Agreement shall be governed by the Federal Laws of Mexico.

(b) For the interpretation and compliance hereof, the parties hereby submit themselves to the Federal Courts of Mexico City, Federal District, hereby waiving any other jurisdiction that may correspond to them on account of their current or future domicile, or for any other cause.

TEN.- Appearance of the Original Shareholders. Each Original Shareholder appears as a party hereto, in order to agree, and hereby and by the execution hereof, each of the Original Shareholders expressly agrees with TFM's purchase of the total of the Ferronales Shares and the Ferronalesjub Shares, and with all terms and conditions hereof, for all legal purposes.

ELEVEN.- Headings. The headings of the clauses and the points herein are for the benefit of the parties hereto only, and shall not effect their interpretation.


IN WITNESS HEREOF the parties sign this Agreement, through its respective directors that are duly authorized for such purpose, on the date noted on page one.


                                  THE PARTIES

                               TFM, S.A. DE C.V.


    /s/ Leon Noe Ortiz Roman                     /s/ Mario Mohar Ponce
By: Leon Noe Ortiz Roman                     By: Mario Mohar Ponce
Position: Attorney-in-Fact                   Position: Attorney-in-Fact


                      Address: Periferico Sur 4839 Piso 4
                            14010 Federal District.

           FERROCARRILES NACIONALES DE MEXICO

               /s/ Jorge Alberto Forastieri Murioz
           By: Jorge Alberto Forastieri Murioz
           Position: Trust Delegate
                     Banco Nacional de Obras y Servicios Publicos SNC FNM Liquidator
            Address: Avenida Jesus Garcia No. 140
                     06358 Mexico City, Federal District.

      NACIONAL FINANCIERA SNC INSTITUCION DE BANCA DE DESARROLLO

                      /s/ Oswaldo Mendoza Popoca
                  By: Oswaldo Mendoza Popoca
                  Position: General Trust Delegate
                  Address: Insurgentes Sur 1971 Torre 4, piso 6
                  Mexico City, Federal District, 01020

                                ALSO APPEARING:


                            GRUPO TFM, S.A. DE C.V.


    /s/ Leon Noe Ortiz Roman                 /s/ Mario Mohar Ponce
By: Leon Noe Ortiz Roman                 By: Mario Mohar Ponce
Position: Attorney-in-Fact               Position: Attorney-in-Fact

                      Address: Periferico Sur 4829 Piso 4
                            14010, Federal District


                            GRUPO TMM, S.A. DE C.V.

    /s/ Jose Manuel Murioz Arteaga           /s/ Javier Segovia Serrano
By: Jose Manuel Murioz Arteaga           By: Javier Segovia Serrano
Position: Attorney-in-Fact               Position: Attorney-in-Fact

                      Domicile: Avenida de la Cuspide 4755
                      Mexico City, Federal District 14010


                          TMM MULTIMODAL S.A. DE C.V.

    /s/ Jose Manuel Murioz Arteaga           /s/ Javier Segovia Serrano
By: Jose Manuel Murioz Arteaga           By: Javier Segovia Serrano
Position: Attorney-in-Fact               Position: Attorney-in-Fact

                      Address: Avenida de la Cuspide 4755
                      Mexico City, Federal District, 14010

                           CAYMEX TRANSPORTATION INC.

                 /s/ Jesus Sanchez Ugarte
             By: Jesus Sanchez Ugarte
             Position: Attorney-in-Fact
             Address:  Bosque de Ciruelos 168, Piso 6
                       Mexico City, Federal District, 11700
             Copies to: Kansas City Southern
                        427 West 12th St., Kansas City, MO. 64105
                        Attn.: General Counsel

                                                                       EXHIBIT A


                        DAILY PRICE OF GRUPO TFM SHARES

  DATE             PRICE PER SHARE               FNM                  NAFIN               TOTAL
---------          ---------------           --------------        -------------     --------------
                                              1,767,934              801,536            2,478,470
JUL-19-02           103.247333208            173,138,963.47        82,756,454.47     255,895,417.94
JUL-22-02           103.275704959            173,186,541.02        82,779,195.45     255,965,736.47
JUL-23-02           103.285162209            173,202,400.20        82,786,775.78     255,989,175.98
JUL-24-02           103.294619459            173,218,259.39        82,794,356.10     256,012,615.49
JUL-25-02           103.304076709            173,234,118.57        82,801,936.43     256,036,055.00
JUL-26-02           103.313533959            173,247,977.76        82,809,516.76     256,059,494.51
JUL-29-02           103.341905709            173,297,555.31        82,832,257.73     256,129,813.04
JUL-30-02           103.351362959            173,313,414.49        82,839,838.06     256,153,252.65
JUL-31-02           103.360820209            173,329,273.68        82,847,418.39     256,176,692.06

--------------------------------------------------------------------------------
I, Ma Ines Ojeda, Expert Translator, authorized by the Supreme Court of Justice of Mexico City, by resolution published in the Official Gazette dated
February 15, 1997, certify that the above translation on 11 pages is to the best of my knowledge true and complete.

Mexico City, November 11, 2002